Vertiv Reports Strong Second Quarter 2026 with Diluted EPS Growth of 53% (Adjusted Diluted EPS Growth of +60%); Raises Full Year 2026 Guidance Across All Key Metrics
Second Quarter 2026 Results
•Net sales of $3,274 million, 24% higher than second quarter 2025.
•Operating profit up 44% and adjusted operating profit(1) up 51% from second quarter 2025. Adjusted operating margin of 22.6%, up 410 basis points compared to second quarter 2025.
•Diluted EPS grew 53% to $1.27 and adjusted diluted EPS grew 60% to $1.52 compared to second quarter 2025.
•Operating cash flow of $1,100 million and adjusted free cash flow of $925 million, an increase of 241% and 234%, respectively, compared to prior year second quarter. Achieved a net cash position at the end of second quarter 2026.
Full Year 2026 Guidance
•Expects full year 2026 net sales of $14,000 million and organic sales growth of 31%, each at the midpoint of guidance, compared to full year 2025.
•Expects full year 2026 diluted EPS of $5.82 to $5.92 and adjusted diluted EPS of $6.65 to $6.75, a midpoint increase of 72% and 60%, respectively, compared to full year 2025.
COLUMBUS, Ohio July 29, 2026 – Vertiv Holdings Co (NYSE: VRT) (“Vertiv”), a global leader in critical digital infrastructure, reported financial results for its second quarter ended June 30, 2026. Vertiv reported second quarter net sales of $3,274 million, an increase of $636 million, or 24%, compared to second quarter 2025, reflecting 18% organic sales growth, a 5% contribution from acquisitions, and a 1% benefit from favorable foreign currency translation. Second quarter revenue reflected minor timing shifts, primarily due to temporary supply chain congestion and multi-phased project execution as deployments scale in size and complexity. The strong demand environment, growing pipelines, and the continual capacity expansions underway to serve customers give Vertiv the confidence to raise full year net sales guidance, along with increases to other associated financial metrics.
Second quarter operating profit of $638 million increased $196 million and adjusted operating profit of $738 million increased $249 million, up 44% and 51%, respectively, from second quarter 2025. Adjusted operating margin was 22.6%, up 410 basis points compared to second quarter 2025, driven by operational execution, continued strong productivity, and favorable price-cost, inclusive of tariff impacts and associated countermeasures.
"This quarter reflects the compounding effect of years of deliberate investment in technology, capacity, and customer partnerships," said Giordano Albertazzi, Vertiv's Chief Executive Officer. "Demand for AI and general compute continues to intensify and with each technology advancement, deployments grow more complex and more infrastructure-intensive. Our understanding of how power and thermal infrastructure responds at scale allows us to move at the speed our customers require. Growth at this pace demands both vision and operational precision — and Vertiv delivers on each, with the innovation to lead and the execution to scale efficiently. Our pipelines continue to strengthen as the market expands globally, giving us confidence to raise guidance and conviction in sustained, strong performance — this year and beyond."
“Vertiv continues to demonstrate what happens when a company is positioned at the center of a structural, long-duration shift in technology infrastructure and executes with rigor,” said Dave Cote, Vertiv's Executive Chairman. “We are moving at the speed of technology and transforming how customers build and scale critical infrastructure. We see a demand environment that continues to grow, and we continue to invest ahead of it — planting seeds now that we expect to compound for years to come.”
Adjusted Free Cash Flow and Liquidity
Net cash generated by operating activities in the second quarter was $1,100 million, and adjusted free cash flow was $925 million, increasing 241% and 234%, respectively, from second quarter 2025. Second quarter adjusted free cash flow was driven by higher adjusted operating profit, working capital efficiency, and lower cash interest, partially offset by higher cash taxes and increased capital expenditures to support growth investments.
Vertiv ended the second quarter with $5.6 billion of liquidity and a net cash position, further strengthening the balance sheet and providing significant strategic optionality. Capital expenditures for full year 2026 are expected to be approximately 4.0% of revenue, at the high end of the range. Vertiv is continuing to invest to support the strong demand it sees across its pipelines.
Updated Full Year and Third Quarter 2026 Guidance
The data center market continues to demonstrate strong momentum, with demand fundamentals reinforcing the durability of the growth environment. Vertiv is further accelerating capacity expansion and strategic investments to meet this demand and capture market share.

Third Quarter 2026 Guidance
Net sales	$3,650M - $3,850M
Organic net sales growth(2)	34% - 36%
Adjusted operating profit(1)	$898M - $938M
Adjusted operating margin(2)	24.0% - 25.0%
Adjusted diluted EPS(1)	$1.77 - $1.83
Adjusted diluted EPS growth(2)	43% - 48%

Full Year 2026 Guidance
Net sales	$13,800M - $14,200M
Organic net sales growth(2)	30% - 32%
Adjusted operating profit(1)	$3,285M - $3,365M
Adjusted operating margin(2)	23.3% - 24.3%
Adjusted diluted EPS(1)	$6.65 - $6.75
Adjusted diluted EPS growth(2)	58% - 61%
Adjusted free cash flow(2)	$2,400M - $2,600M
(1)    This release contains certain non-GAAP metrics. For reconciliations to the relevant GAAP measures and an explanation of the non-GAAP measures and reasons for their use, please refer to sections of this release entitled “Non-GAAP Financial Measures” and “Reconciliation of GAAP and non-GAAP Financial Measures.”
(2)    This is a forward-looking non-GAAP financial measure that cannot be reconciled without unreasonable efforts for those reasons set forth under “Non-GAAP Financial Measures” of this release.
Second Quarter 2026 Earnings Conference Call
Vertiv’s management team will discuss the Company’s results during a conference call on Wednesday, July 29, starting at 11 a.m. Eastern Time. The call will contain forward-looking statements and other material information regarding Vertiv’s financial and operating results. A webcast of the live conference call will be available for interested parties to listen to by going to the Investor Relations section of the Company’s website at investors.vertiv.com. A slide presentation will be available before the call and will be posted to the website, also at investors.vertiv.com. A replay of the conference call will also be available for 30 days following the webcast.
About Vertiv Holdings Co
Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to enable its customers’ vital applications to run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Westerville, Ohio, USA, Vertiv does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit vertiv.com.
Category: Financial News
Non-GAAP Financial Measures
Financial information included in this release has been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Vertiv has included certain non-GAAP financial measures in this news release, as indicated above, that may not be directly comparable to other similarly titled measures used by other companies and therefore may not be comparable among companies. These non-GAAP financial measures include organic net sales growth (including on a segment basis), adjusted operating profit, adjusted operating margin, adjusted diluted EPS and adjusted free cash flow, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Management also uses certain non-GAAP measures internally for forecasting, budgeting and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. Pursuant to the requirements of Regulation G, Vertiv has provided reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to third quarter and full year 2026 guidance, including organic net sales growth, adjusted free cash flow and adjusted operating margin, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For those reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
See “Reconciliation of GAAP and Non-GAAP Financial Measures” in this release for Vertiv’s reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Cautionary Note Concerning Forward-Looking Statements
This news release, and other statements that Vertiv may make in connection therewith, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Vertiv’s future financial or business performance, strategies or expectations, and as such are not historical facts. This includes, without limitation, statements regarding Vertiv’s financial position, capital structure, indebtedness, business strategy and plans and objectives of Vertiv management for future operations, as well as statements regarding growth, anticipated demand for our products and services and our business prospects during 2026, as well as expected impacts from our pricing actions, and our guidance for third quarter and full year 2026 and statements regarding tariffs, global trade conflict and any actions we may take in response thereto. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Vertiv cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this news release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this release are based on current expectations and beliefs concerning future developments and their potential effects on Vertiv. There can be no assurance that future developments affecting Vertiv will be those that Vertiv has anticipated. Vertiv undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Vertiv’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Vertiv has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports, including those set forth in the Vertiv 2025 Annual Report on Form 10-K filed with the SEC on February 13, 2026. These risk factors and those identified elsewhere in this release, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: risks relating to the continued growth of our customers’ markets; long sales cycles for certain Vertiv products and solutions as well as unpredictable placing or cancelling of customer orders; failure to realize sales expected from our backlog of orders and contracts; disruption of or consolidation in our customer’s markets or categorical shifts in customer technology spending; less leverage with large customer contract terms; failure to mitigate risks associated with long-term fixed price contracts; competition in the industry in which we operate; failure to obtain performance and other guarantees from financial institutions; risks associated with governmental contracts; failure to properly manage production cost changes and supply; failure to anticipate market change and competition in the infrastructure technologies; risks associated with information technology disruption or cyber-security incidents; risks associated with the implementation and enhancement of information systems; failure to realize the expected benefit from any rationalization, restructuring and improvement efforts;

disruption of, or changes in, Vertiv’s independent sales representatives, distributors and original equipment manufacturers; increase of variability in our effective tax rate costs or liabilities associated with product liability due to global operations subjecting us to income and other taxes in the U.S. and numerous foreign entities; costs or liabilities associated with product liability and damage to our reputation and brands; the global scope of Vertiv’s operations, especially in emerging markets; failure to benefit from future significant corporate transactions; risks associated with Vertiv’s sales and operations and expanding global production facilities; risks associated with future legislation and regulation of Vertiv’s customers’ markets; our ability to comply with various laws and regulations including but not limited to, laws and regulations relating to data protection and data privacy; failure to properly address legal compliance issues, particularly those related to imports/exports, anti-corruption laws, and foreign operations; risks associated with foreign trade policy, including tariffs and global trade conflict risks associated with litigation or claims against the Company, including the risk of adverse outcomes to any legal claims and proceedings; our ability to protect or enforce our proprietary rights on which our business depends; third party intellectual property infringement claims; liabilities associated with environmental, health and safety matters; failure to achieve environmental, social and governance goals; failure to realize the value of goodwill and intangible assets; exposure to fluctuations in foreign currency exchange rates; failure to remediate material weaknesses in our internal controls over financial reporting; our level of indebtedness and our ability to comply with the covenants and restrictions contained in our credit agreements; our ability to access funding through capital markets; resales of Vertiv securities may cause volatility in the market price of our securities; our organizational documents contain provisions that may discourage unsolicited takeover proposals; our certificate of incorporation includes a forum selection clause, which could discourage or limit stockholders’ ability to make a claim against it; the ability of our subsidiaries to pay dividends; factors relating to the business, operations and financial performance of Vertiv and its subsidiaries, including: global economic weakness and uncertainty; our ability to attract, train and retain key members of our leadership team and other qualified personnel; the adequacy of our insurance coverage; fluctuations in interest rates materially affecting our financial results and increasing the risk our counterparties default in our interest rate hedges; our incurrence of significant costs and devotion of substantial management time as a result of operating as a public company; expected expenses related to integration of our acquisitions; the possible diversion of management time on issues related to integration of our acquired businesses; the ability of Vertiv to maintain relationships with customers and suppliers of our acquired businesses; and the ability of Vertiv to retain management and key employees of our acquired businesses; and other risks and uncertainties indicated in Vertiv’s SEC reports or documents filed or to be filed with the SEC by Vertiv. Forward-looking statements included in this news release speak only as of the date of this news release or any earlier date specified for such statements. All subsequent written or oral forward-looking statements attributable to Vertiv or persons acting on Vertiv’s behalf may be qualified in their entirety by this Cautionary Note Concerning Forward-Looking Statements.
For investor inquiries, please contact:
Lynne Maxeiner
Vice President, Global Treasury & Investor Relations
Vertiv
E: lynne.maxeiner@vertiv.com
For media inquiries, please contact:
Ruder Finn for Vertiv
E: Vertiv@ruderfinn.com

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
Vertiv Holdings Co
(Dollars in millions except for per share data)

	Three months ended June 30, 2026	Three months ended June 30, 2025	Six months ended June 30, 2026	Six months ended June 30, 2025
Net sales
Net sales - products	$2,646.7	$2,166.0	$4,782.5	$3,815.7
Net sales - services	627.6	472.1	1,141.3	858.4
Net sales	3,274.3	2,638.1	5,923.8	4,674.1
Costs and expenses
Cost of sales - products	1,667.8	1,470.3	3,016.2	2,582.4
Cost of sales - services	371.6	271.2	673.0	508.6
Cost of sales	2,039.4	1,741.5	3,689.2	3,091.0
Operating expenses
Selling, general and administrative expenses	494.4	395.6	951.1	741.9
Amortization of intangibles	73.7	46.9	151.3	92.9
Restructuring costs	(3.9)	1.9	(8.8)	3.0
Foreign currency (gain) loss, net	3.9	2.3	2.3	4.9
Other operating expense (income)	28.9	7.5	60.7	7.3
Operating profit (loss)	637.9	442.4	1,078.0	733.1
Interest expense (income), net	17.4	21.3	13.0	46.6
Loss on extinguishment of debt	—	—	6.2	—
Other non-operating expense (income)	0.5	—	0.5	—
Income (loss) before income taxes	620.0	421.1	1,058.3	686.5
Income tax expense	122.2	96.9	170.4	197.8
Net income (loss)	$497.8	$324.2	$887.9	$488.7

Earnings (loss) per share:
Basic	$1.29	$0.85	$2.31	$1.28
Diluted	$1.27	$0.83	$2.26	$1.25
Weighted-average shares outstanding:
Basic	384,555,346	381,482,996	383,742,935	381,166,015
Diluted	392,746,991	389,846,827	392,511,287	389,977,516

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
Vertiv Holdings Co
(Dollars in millions)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$2,810.6	$1,728.4
Short-term investments	300.0	99.5
Accounts receivable, less allowances of $29.1 and $25.6, respectively	3,750.3	3,109.0
Inventories	2,522.7	1,456.5
Other current assets	601.3	426.1
Total current assets	9,984.9	6,819.5
Property, plant and equipment, net	1,184.2	921.8
Other assets:
Goodwill	2,283.3	2,033.7
Other intangible assets, net	1,800.8	1,894.8
Deferred income taxes	170.1	179.6
Right-of-use assets, net	387.2	303.0
Other	90.4	60.0
Total other assets	4,731.8	4,471.1
Total assets	$15,900.9	$12,212.4
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$—	$20.9
Accounts payable	2,473.1	1,756.4
Deferred revenue	3,633.7	1,814.7
Accrued expenses and other liabilities	1,061.4	771.6
Income taxes	74.8	43.4
Total current liabilities	7,243.0	4,407.0
Long-term debt, net	2,939.8	2,892.1
Deferred income taxes	234.1	232.8
Long-term lease liabilities	316.4	245.2
Other long-term liabilities	410.0	494.0
Total liabilities	11,143.3	8,271.1
Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.0001 par value, 700,000,000 shares authorized, 384,936,985 and 382,553,680 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	—	—
Additional paid-in capital	2,954.8	2,895.2
Retained earnings	1,868.0	1,027.9
Accumulated other comprehensive (loss) income	(65.2)	18.2
Total equity	4,757.6	3,941.3
Total liabilities and equity	$15,900.9	$12,212.4

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Vertiv Holdings Co
(Dollars in millions)

	Three months ended June 30, 2026	Three months ended June 30, 2025	Six months ended June 30, 2026	Six months ended June 30, 2025
Cash flows from operating activities:
Net income (loss)	$497.8	$324.2	$887.9	$488.7
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation	39.4	23.5	66.9	46.4
Amortization	76.4	49.8	156.6	98.5
Deferred income taxes	2.1	(10.2)	(26.1)	23.1
Amortization of debt discount and issuance costs	0.6	2.1	2.2	4.3
Stock-based compensation	13.8	13.3	30.8	24.5
Changes in operating working capital	451.0	(90.4)	678.8	(95.2)
Change in fair value of contingent consideration	28.8	—	62.0	—
Other	(10.1)	10.6	7.5	35.9
Net cash provided by (used for) operating activities	1,099.8	322.9	1,866.6	626.2
Cash flows from investing activities:
Capital expenditures	(173.3)	(45.0)	(285.9)	(81.5)
Investments in capitalized software	(1.2)	(0.9)	(2.6)	(3.2)
Purchase of short-term investments	(198.2)	(98.1)	(546.6)	(98.1)
Proceeds from maturities of short-term investments	251.5	—	351.5	—
Investment in affiliates	(5.1)	—	(19.0)	—
Acquisition of businesses, net of cash acquired	(277.7)	—	(278.1)	—
Net cash provided by (used for) investing activities	(404.0)	(144.0)	(780.7)	(182.8)
Cash flows from financing activities:
Proceeds from the issuance of long-term debt	—	—	2,100.0	—
Repayment of long-term debt	—	(5.2)	(2,076.1)	(10.5)
Dividend payment	(23.9)	(14.2)	(47.8)	(28.4)
Exercise of employee stock options	20.6	11.7	44.1	13.0
Employee taxes paid from shares withheld	(11.6)	(0.3)	(23.2)	(7.0)
Net cash provided by (used for) financing activities	(14.9)	(8.0)	(3.0)	(32.9)
Effect of exchange rate changes on cash and cash equivalents	3.5	9.0	2.9	13.3
Increase (decrease) in cash, cash equivalents and restricted cash	684.4	179.9	1,085.8	423.8
Beginning cash, cash equivalents and restricted cash	2,191.2	1,476.1	1,789.8	1,232.2
Ending cash, cash equivalents and restricted cash	$2,875.6	$1,656.0	$2,875.6	$1,656.0
Changes in operating working capital
Accounts receivable	$(586.5)	$(462.4)	$(644.2)	$(380.8)
Inventories	(663.8)	(8.9)	(1,048.0)	(137.5)
Other current assets	(56.8)	5.6	(145.3)	(23.9)
Accounts payable	482.5	183.0	685.3	269.5
Deferred revenue	1,171.5	148.1	1,822.7	171.5
Accrued expenses and other liabilities	117.6	36.3	22.2	(43.3)
Income taxes	(13.5)	7.9	(13.9)	49.3
Total changes in operating working capital	$451.0	$(90.4)	$678.8	$(95.2)

Reconciliation of GAAP and non-GAAP Financial Measures

To supplement this news release, we have included certain non-GAAP financial measures in the format of performance metrics. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company's performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.

Vertiv’s non-GAAP financial measures include:

•Adjusted operating profit (loss), which represents operating profit (loss), adjusted to exclude amortization of intangibles, restructuring costs associated with the global restructuring program, contingent consideration and merger and acquisition costs;
•Adjusted operating margin, which represents adjusted operating profit (loss) divided by net sales;
•Organic net sales growth, which represents the change in net sales adjusted to exclude the impacts of foreign currency exchange rate and acquisitions;
•Adjusted free cash flow, which represents net cash provided by (used for) operating activities adjusted to exclude capital expenditures and investments in capitalized software; and
•Adjusted diluted EPS, which represents diluted earnings per share adjusted to exclude amortization of intangibles, restructuring costs associated with the global restructuring program, contingent consideration and merger and acquisition costs, and the costs related to the March 3, 2026 repayment of the Term Loan Credit Agreement and the associated interest rate swaps being settled.

Regional Segment Results

	Three months ended June 30,					Six months ended June 30,
	2026	2025	Δ	Δ%	Organic Δ%(2)	2026	2025	Δ	Δ%	Organic Δ%(2)
Net sales(1)
AMER	$2,070.8	$1,602.3	$468.5	29.2%	21.1%	$3,885.2	$2,787.6	$1,097.6	39.4%	31.0%
APAC	719.9	560.2	159.7	28.5%	25.7%	1,233.6	1,007.4	226.2	22.5%	19.6%
EMEA	483.6	475.6	8.0	1.7%	(2.4)%	805.0	879.1	(74.1)	(8.4)%	(14.8)%
Total	$3,274.3	$2,638.1	$636.2	24.1%	17.8%	$5,923.8	$4,674.1	$1,249.7	26.7%	19.9%

Adjusted operating profit (loss)(3)
AMER	$571.4	$384.6	$186.8	48.6%		$1,061.6	$644.3	$417.3	64.8%
APAC	95.6	59.2	36.4	61.5%		163.0	104.9	58.1	55.4%
EMEA	124.2	104.2	20.0	19.2%		177.7	182.9	(5.2)	(2.8)%
Corporate(4)	(52.8)	(58.7)	5.9	(10.1)%		(111.7)	(106.1)	(5.6)	5.3%
Total	$738.4	$489.3	$249.1	50.9%		$1,290.6	$826.0	$464.6	56.2%

Adjusted operating margins(5)
AMER	27.6%	24.0%	3.6%			27.3%	23.1%	4.2%
APAC	13.3%	10.6%	2.7%			13.2%	10.4%	2.8%
EMEA	25.7%	21.9%	3.8%			22.1%	20.8%	1.3%
Vertiv	22.6%	18.5%	4.1%			21.8%	17.7%	4.1%
(1)Segment net sales are presented excluding intercompany sales.
(2)Organic basis is adjusted to exclude foreign currency exchange rate and the change in acquisition sales impact.
(3)Adjusted operating profit (loss) is only adjusted at the Corporate segment. There are no adjustments at the reportable segment level between operating profit (loss) and adjusted operating profit (loss).
(4)Corporate costs consist of headquarters management costs, asset impairments, and costs that support centralized global functions including Finance, Treasury, Risk Management, Strategy & Marketing, Legal, and Human Resources.
(5)Adjusted operating margins calculated as adjusted operating profit (loss) divided by net sales.

Sales by product and service offering

	Three months ended June 30,
	2026	2025	Δ	Δ%
Americas:
Products	$1,666.1	$1,320.8	$345.3	26.1%
Services & spares	404.7	281.5	123.2	43.8%
	$2,070.8	$1,602.3	$468.5	29.2%
Asia Pacific:
Products	$562.4	$424.0	$138.4	32.6%
Services & spares	157.5	136.2	21.3	15.6%
	$719.9	$560.2	$159.7	28.5%
Europe, Middle East & Africa:
Products	$377.9	$374.1	$3.8	1.0%
Services & spares	105.7	101.5	4.2	4.1%
	$483.6	$475.6	$8.0	1.7%
Total:
Products	$2,606.4	$2,118.9	$487.5	23.0%
Services & spares	667.9	519.2	148.7	28.6%
	$3,274.3	$2,638.1	$636.2	24.1%

	Six months ended June 30,
	2026	2025	Δ	Δ%
Americas:
Products	$3,142.0	$2,279.1	$862.9	37.9%
Services & spares	743.2	508.5	234.7	46.2%
	$3,885.2	$2,787.6	$1,097.6	39.4%
Asia Pacific:
Products	$943.5	$757.8	$185.7	24.5%
Services & spares	290.1	249.6	40.5	16.2%
	$1,233.6	$1,007.4	$226.2	22.5%
Europe, Middle East & Africa:
Products	$612.1	$693.1	$(81.0)	(11.7)%
Services & spares	192.9	186.0	6.9	3.7%
	$805.0	$879.1	$(74.1)	(8.4)%
Total:
Products	$4,697.6	$3,730.0	$967.6	25.9%
Services & spares	1,226.2	944.1	282.1	29.9%
	$5,923.8	$4,674.1	$1,249.7	26.7%

Organic growth by product and service offering

	Three months ended June 30, 2026
	Net Sales Δ	FX Δ	Acquisition Δ(1)	Organic growth	Organic Δ%(2)
Americas:
Products	$345.3	$(4.2)	$(35.5)	$305.6	23.1%
Services & spares	123.2	(2.2)	(88.6)	32.4	11.5%
	$468.5	$(6.4)	$(124.1)	$338.0	21.1%
Asia Pacific:
Products	$138.4	$(13.5)	$—	$124.9	29.5%
Services & spares	21.3	(2.3)	—	19.0	14.0%
	$159.7	$(15.8)	$—	$143.9	25.7%
Europe, Middle East & Africa:
Products	$3.8	$(11.0)	$(5.1)	$(12.3)	(3.3)%
Services & spares	4.2	(2.7)	(0.5)	1.0	1.0%
	$8.0	$(13.7)	$(5.6)	$(11.3)	(2.4)%
Total:
Products	$487.5	$(28.7)	$(40.6)	$418.2	19.7%
Services & spares	148.7	(7.2)	(89.1)	52.4	10.1%
	$636.2	$(35.9)	$(129.7)	$470.6	17.8%
(1)The change in acquisition sales include all acquisition sales for the three months ended June 30, 2026.
(2)Organic growth percentage change is calculated as organic growth divided by net sales for the three months ended June 30, 2025.

	Six months ended June 30, 2026
	Net Sales Δ	FX Δ	Acquisition Δ(1)	Organic growth	Organic Δ%(2)
Americas:
Products	$862.9	$(9.6)	$(69.7)	$783.6	34.4%
Services & spares	234.7	(4.2)	(150.4)	80.1	15.8%
	$1,097.6	$(13.8)	$(220.1)	$863.7	31.0%
Asia Pacific:
Products	$185.7	$(24.0)	$—	$161.7	21.3%
Services & spares	40.5	(4.9)	—	35.6	14.3%
	$226.2	$(28.9)	$—	$197.3	19.6%
Europe, Middle East & Africa:
Products	$(81.0)	$(38.7)	$(5.5)	$(125.2)	(18.1)%
Services & spares	6.9	(11.2)	(0.7)	(5.0)	(2.7)%
	$(74.1)	$(49.9)	$(6.2)	$(130.2)	(14.8)%
Total:
Products	$967.6	$(72.3)	$(75.2)	$820.1	22.0%
Services & spares	282.1	(20.3)	(151.1)	110.7	11.7%
	$1,249.7	$(92.6)	$(226.3)	$930.8	19.9%
(1)The change in acquisition includes all acquisitions sales for the six months ended June 30, 2026.
(2)Organic growth percentage change is calculated as organic growth divided by net sales for the six months ended June 30, 2025.

Segment operating profit (loss)

Operating profit (loss)	Three months ended June 30, 2026	Three months ended June 30, 2025	Six months ended June 30, 2026	Six months ended June 30, 2025
Americas	$571.4	$384.6	$1,061.6	$644.3
Asia Pacific	95.6	59.2	163.0	104.9
Europe, Middle East & Africa	124.2	104.2	177.7	182.9
Total reportable segments	791.2	548.0	1,402.3	932.1
Foreign currency gain (loss)	(3.9)	(2.3)	(2.3)	(4.9)
Corporate	(75.7)	(56.4)	(170.7)	(101.2)
Total corporate and other	(79.6)	(58.7)	(173.0)	(106.1)
Amortization of intangibles	(73.7)	(46.9)	(151.3)	(92.9)
Operating profit (loss)	$637.9	$442.4	$1,078.0	$733.1
Reconciliation of net cash provided by (used for) operating activities to adjusted free cash flow

	Three months ended June 30, 2026	Three months ended June 30, 2025	Six months ended June 30, 2026	Six months ended June 30, 2025
Net cash provided by (used for) operating activities	$1,099.8	$322.9	$1,866.6	$626.2
Capital expenditures	(173.3)	(45.0)	(285.9)	(81.5)
Investments in capitalized software	(1.2)	(0.9)	(2.6)	(3.2)
Adjusted free cash flow	$925.3	$277.0	$1,578.1	$541.5
Reconciliation from operating profit (loss) to adjusted operating profit (loss)

	Three months ended June 30, 2026	Three months ended June 30, 2025	Six months ended June 30, 2026	Six months ended June 30, 2025
Operating profit (loss)	$637.9	$442.4	$1,078.0	$733.1
Amortization of intangibles	73.7	46.9	151.3	92.9
Contingent consideration	28.8	—	62.0	—
Restructuring costs - global programs	(3.9)	—	(3.9)	—
Mergers and acquisition costs	1.9	—	3.2	—
Adjusted operating profit (loss)	$738.4	$489.3	$1,290.6	$826.0
Reconciliation from operating margin to adjusted operating margin

	Three months ended June 30, 2026	Three months ended June 30, 2025	Δ	Six months ended June 30, 2026	Six months ended June 30, 2025	Δ
Vertiv net sales	$3,274.3	$2,638.1	$636.2	$5,923.8	$4,674.1	$1,249.7
Vertiv operating profit (loss)	637.9	442.4	195.5	1,078.0	733.1	344.9
Vertiv operating margin	19.5%	16.8%	2.7%	18.2%	15.7%	2.5%

Amortization of intangibles	$73.7	$46.9	$26.8	$151.3	$92.9	$58.4
Contingent consideration	28.8	—	28.8	62.0	—	62.0
Restructuring costs - global programs	(3.9)	—	(3.9)	(3.9)	—	(3.9)
Mergers and acquisition costs	1.9	—	1.9	3.2	—	3.2
Vertiv adjusted operating profit (loss)	738.4	489.3	249.1	1,290.6	826.0	464.6
Vertiv adjusted operating margin	22.6%	18.5%	4.1%	21.8%	17.7%	4.1%

Reconciliation of Diluted EPS to Adjusted Diluted EPS

Three months ended June 30, 2026
	Operating profit (loss)	Interest expense (income), net	Other non-operating expense (income)	Income tax expense (benefit)	Net income (loss)	Diluted EPS(1)
GAAP	$637.9	$17.4	$0.5	$122.2	$497.8	$1.27
Amortization of intangibles	73.7	—	—	—	73.7	0.19
Contingent consideration(2)	28.8	—	—	—	28.8	0.07
Restructuring costs - global programs	(3.9)	—	—	—	(3.9)	(0.01)
Mergers and acquisition costs	1.9	—	—	—	1.9	—
Non-GAAP adjusted	$738.4	$17.4	$0.5	$122.2	$598.3	$1.52
Diluted shares (in millions)						392.7
(1)Diluted EPS and adjusted diluted EPS is calculated using 392.7 million shares (includes 384.5 million basic shares and 8.2 million potential dilutive equity awards).
(2)Contingent consideration associated with the PurgeRite acquisition.

Three months ended June 30, 2025
	Operating profit (loss)	Interest expense (income), net	Income tax expense (benefit)	Net income (loss)	Diluted EPS(1)
GAAP	$442.4	$21.3	$96.9	$324.2	$0.83
Amortization of intangibles	46.9	—	—	46.9	0.12
Non-GAAP adjusted	$489.3	$21.3	$96.9	$371.1	$0.95
Diluted shares (in millions)					389.8
(1)Diluted EPS and adjusted diluted EPS is calculated using 389.8 million shares (includes 381.5 million basic shares and 8.3 million potential dilutive equity awards).

Six months ended June 30, 2026
	Operating profit (loss)	Interest expense (income), net	Loss on extinguishment of debt	Other non-operating expense (income)	Income tax expense (benefit)	Net income (loss)	Diluted EPS(1)
GAAP	$1,078.0	$13.0	$6.2	$0.5	$170.4	$887.9	$2.26
Amortization of intangibles	151.3	—	—	—	—	151.3	0.39
Contingent consideration(2)	62.0	—	—	—	—	62.0	0.16
Term loan credit agreement repayment(3)	—	22.9	(6.2)	—	25.6	(42.3)	(0.11)
Restructuring costs - global programs	(3.9)	—	—	—	—	(3.9)	(0.01)
Mergers and acquisition costs	3.2	—	—	—	—	3.2	0.01
Non-GAAP adjusted	$1,290.6	$35.9	$—	$0.5	$196.0	$1,058.2	$2.70
Diluted shares (in millions)							392.5
(1)Diluted EPS and adjusted diluted EPS is calculated using 392.5 million shares (includes 383.7 million basic shares and 8.8 million potential dilutive equity awards).
(2)Contingent consideration associated with the PurgeRite acquisition.
(3)Costs associated with the March 3, 2026 repayment of the Term loan credit agreement, the gain recognized in “Interest expense (income), net” and the related tax impact associated with the interest rate swaps being settled.

Six months ended June 30, 2025
	Operating profit (loss)	Interest expense (income), net	Income tax expense (benefit)	Net income (loss)	Diluted EPS(1)
GAAP	$733.1	$46.6	$197.8	$488.7	$1.25
Amortization of intangibles	92.9	—	—	92.9	0.24
Non-recurring tax adjustment, net(2)	—	—	(39.5)	39.5	0.10
Non-GAAP adjusted	$826.0	$46.6	$158.3	$621.1	$1.59
Diluted shares (in millions)					390.0
(1)Diluted EPS and adjusted diluted EPS is calculated using 390.0 million shares (includes 381.2 million basic shares and 8.8 million potential dilutive equity awards).
(2)Nonrecurring tax adjustment of $39.5 million due to recently issued guidance which changes our assessment of our realizability of certain deferred tax assets.

Vertiv Holdings Co
2026 Adjusted Guidance
Reconciliation of Diluted EPS to Adjusted Diluted EPS(1)

Third Quarter 2026
	Operating profit (loss)	Interest expense (income), net	Income tax expense (benefit)	Net income (loss)	Diluted EPS(2)
GAAP	$838.8	$20.7	$189.0	$629.1	$1.60
Amortization of intangibles	79.2	—	—	79.2	0.20
Non-GAAP adjusted	$918.0	$20.7	$189.0	$708.3	$1.80
Diluted shares (in millions)					392.8

Full Year 2026
	Operating profit (loss)	Interest expense (income), net	Loss on extinguishment of debt	Other non-operating expense (income)	Income tax expense (benefit)	Net income (loss)	Diluted EPS(3)
GAAP	$2,956.9	$49.5	$6.2	$0.5	$596.2	$2,304.5	$5.87
Amortization of intangibles	306.8	—	—	—	—	306.8	0.78
Contingent consideration(4)	62.0	—	—	—	—	62.0	0.16
Term loan credit agreement repayment(5)	—	22.9	(6.2)	—	25.6	(42.3)	(0.11)
Restructuring costs - global programs	(3.9)	—	—	—	—	(3.9)	(0.01)
Mergers and acquisition costs	3.2	—	—	—	—	3.2	0.01
Non-GAAP adjusted	$3,325.0	$72.4	$—	$0.5	$621.8	$2,630.3	$6.70
Diluted shares (in millions)							392.8
(1)Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to FY 2026 guidance, including organic net sales growth, adjusted operating margin and adjusted free cash flow, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For the same reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
(2)Diluted EPS and adjusted diluted EPS based on 392.8 million shares (includes 385.0 million basic shares and 7.8 million potential dilutive equity awards).
(3)Diluted EPS and adjusted diluted EPS based on 392.8 million shares (includes 384.4 million basic shares and 8.4 million potential dilutive equity awards).
(4)Contingent consideration associated with the PurgeRite acquisition.
(5)Costs associated with the March 3, 2026 repayment of the Term loan credit agreement, the gain recognized in “Interest expense (income), net” and the related tax impact associated with the interest rate swaps being settled.

SOURCE Vertiv Holdings Co